As filed with the Securities and Exchange Commission on May 31, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
RYDER SYSTEM, INC.
(Exact name of registrant as specified in charter)

Florida	59-0739250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11690 N.W. 105th Street
Miami, Florida 33178
(305) 500-3726
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Flora R. Perez, Esq.
Ryder System, Inc.
11690 N.W. 105th Street
Miami, Florida 33178
(305) 500-3726
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Todd R. Chandler, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
          Approximate date of commencement of proposed sale to the public: At any time and from time to time after the effective date of this registration statement.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price(2)	Fee(3)
Common Stock, $0.50 par value per share	243,700 Shares	(1)	$13,532,661	$1,447.99

(1)	Highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $32.09 to $55.53, depending on the price originally paid by the offeree.

(2)	Aggregate purchase price, excluding interest, estimated to be payable (based on highest per share price) if the rescission offer covered by this registration statement is accepted in full.

(3)	Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.

PROSPECTUS
Ryder System, Inc.
243,700 Shares
Common Stock
Rescission Offer
     We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the previous purchase of 243,700 shares of our common stock, par value $0.50 per share, by persons who acquired such shares as part of units (the “Units”) through the Ryder System, Inc. 401(k) Savings Plan (the “Plan”) between June 1, 2005 and May 12, 2006 (the “Purchase Period”). A Plan participant’s investment in our common stock is made through the purchase of Units in the Ryder System, Inc. Common Stock Fund (the “Ryder Stock Fund”). Each Unit represents shares of our common stock plus a varying amount of short-term liquid investments.
     The Rescission Offer applies to shares of our common stock included in Units purchased during the Purchase Period at prices ranging from $11.63 per Unit to $20.33 per Unit.
     If you purchased Units pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:
•	In the event you sold such Units at a loss, an amount equal to the excess of the amount you paid for such Units over the proceeds from the sale of the Units, plus interest.

•	In the event you currently hold such Units, the amount you paid for such Units, plus interest from the date of the purchase. However, we will not repurchase the Units if the amount you paid for the Units, plus interest, is less than the current value of the Units.
     The Rescission Offer will expire at 5:00 p.m., Eastern Time, on July 6, 2006 (the “Expiration Date”).
     Our common stock is listed on the New York Stock Exchange under the trading symbol “R.” The last reported sale price of our common stock (as reported on the New York Stock Exchange) on May 30, 2006 was $53.08 per share. The value of a Unit on such date was $19.50. Our principal executive offices are located at 11690 NW 105th Street, Miami, Florida 33178-1103. Our telephone number is (305) 500-3726.
     YOU MAY ELECT TO ACCEPT THE RESCISSION OFFER BY SUBMITTING A RESCISSION OFFER ACCEPTANCE FORM TO US ON OR BEFORE THE EXPIRATION DATE AS SET FORTH IN THIS PROSPECTUS. YOU DO NOT NEED TO TAKE ANY ACTION TO REJECT THE RESCISSION OFFER. IF YOU FAIL TO RETURN THE RESCISSION OFFER ACCEPTANCE FORM BY THE EXPIRATION DATE, YOU WILL BE DEEMED BY US TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY PREVENT YOU FROM MAINTAINING AN ACTION AGAINST US IN CONNECTION WITH SHARES OF OUR COMMON STOCK INCLUDED IN THE UNITS PURCHASED PURSUANT TO THE PLAN DURING THE PURCHASE PERIOD.
     Investing in our common stock involves risks. See “Risk Factors” on page 9.
     The shares of our common stock included in the Units and subject to the Rescission Offer have not been properly registered under the Securities Act of 1933, as amended (the “Securities Act”), because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “Commission”) for offer and sale to participants under the Plan. These shares have now been registered by means of a Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept the Rescission Offer, shares of our common stock subject to the Rescission Offer will be properly registered under the Securities Act, effective as of the date of this prospectus.
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 31, 2006

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or purchase nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
     Unless otherwise stated or the context otherwise requires, references in this prospectus to “Ryder,” “we,” “us,” and “our” refer to Ryder System, Inc. and its subsidiaries.
 i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. These statements are often preceded by or include the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could,” “should” or similar expressions. This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements including, but not limited to, statements regarding:
•	our expectations regarding the effect of the Rescission Offer on the rescission or damage rights of Plan participants;

•	the applicability of state law exemptions to the sale and issuance of the shares underlying the Units and to the Rescission Offer;

•	the impact of the Rescission Offer on our financial condition and liquidity;

•	when proceeds that may be owed to you under the Rescission Offer will be credited to your Plan account;

•	our expectations as to anticipated revenue and earnings growth across all business segments;

•	our ability to improve our competitive advantage by leveraging our vehicle buying power, reducing vehicle downtime, providing innovative broad-based supply chain solutions and increasing our customers’ competitive position;

•	anticipated gains on the sale of used vehicles;

•	the impact of the restructuring activities and growth initiatives on our FMS business segment;

•	our ability to successfully achieve the operational goals that are the basis of our business strategies, including offering competitive pricing, diversifying our customer base, optimizing asset utilization, leveraging the expertise of our various business segments, serving our customers’ global needs and expanding our support services;

•	impact of losses from conditional obligations arising from guarantees;

•	number of NLE vehicles in inventory over the near term;

•	our belief as to the adequacy of our insurance coverage, funding sources and the effectiveness of our interest and foreign currency exchange rate risk management programs;

•	our relationship with our employees;

•	our belief that we can continue to realize significant savings from our cost management initiatives and process improvement actions, and that such initiatives and actions will mitigate pricing pressures from our SCS customers;

•	estimates of free cash flow, leverage ratios and capital expenditures for 2006;

•	the adequacy of our accounting estimates and reserves for pension expense, depreciation and residual value guarantees, self-insurance reserves, goodwill impairment, accounting changes and income taxes;

•	our belief that we have not entered into any other transactions since 2000 that raise the same type of issues identified by the IRS in their audit of the 1998 to 2000 tax period;

•	our ability to fund all of our operations in 2006 through internally generated funds and outside funding sources; and

•	the anticipated impact of fuel prices and cost of environmental liabilities.

     These statements, as well as other forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus, are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. We caution readers that certain important factors could cause actual results and events to differ significantly from those expressed in any forward-looking statements. These risk factors include, but are not limited to, the following:
•	Market Conditions:
o	Changes in general economic conditions in the U.S. and worldwide leading to decreased demand for our services, lower profit margins and increased levels of bad debt;

o	Changes in our customers’ operations, financial condition or business environment that may limit their need for, or ability to purchase, our services;

o	Changes in market conditions affecting the commercial rental market or the sale of used vehicles;

o	Less than anticipated growth rates in the markets in which we operate; and

o	Changes in current financial, tax or regulatory requirements that could negatively impact the leasing market.
•	Competition:
o	Competition from other service providers, some of which have greater capital resources or lower capital costs;

o	Continued consolidation in the markets in which we operate which may create large competitors with greater financial resources;

o	Competition from vehicle manufacturers in our foreign FMS business operations; and

o	Our inability to maintain current pricing levels due to customer acceptance or competition.
•	Profitability:
o	Our inability to obtain adequate profit margins for our services;

o	Lower than expected customer retention levels;

o	Loss of key customers in our SCS business segment;

o	Our inability to adapt our product offerings to meet changing consumer preferences on a cost-effective basis;

o	The inability of our business segments to create operating efficiencies;

o	Availability of heavy-duty and medium-duty vehicles;

o	Sudden changes in fuel prices and fuel shortages;

o	Our inability to successfully implement our asset management initiatives;

o	An increase in the cost of, or shortages in the availability of, qualified drivers;

o	Labor strikes and work stoppages;

o	Our inability to manage our cost structure; and

o	Our inability to limit our exposure for customer claims.
•	Financing Concerns:
o	Higher borrowing costs and possible decreases in available funding sources caused by an adverse change in our debt ratings;

o	Unanticipated interest rate and currency exchange rate fluctuations; and

o	Negative funding status of our pension plans caused by lower than expected returns on invested assets and unanticipated changes in interest rates.
•	Accounting Matters:
o	Impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structure;

o	Reductions in residual values or useful lives of revenue earning equipment;

o	Increases in compensation levels, retirement rate and mortality resulting in higher pension expense;

o	Increases in healthcare costs resulting in higher insurance costs; and

o	Changes in accounting rules, assumptions and accruals.
•	Other risks detailed from time to time in our filings with the Commission including in our Annual Report on Form 10-K for the year ended December 31, 2005, under the caption “Risk Factors.”
     The risks included here are not exhaustive. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. As a result, no assurance can be given as to our future results or achievements. You should not place undue reliance on the forward-looking statements contained herein, which speak only as of the date of this prospectus. We do not intend, or assume any obligation, to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER
Why are you making the Rescission Offer?
     Plan participants can purchase Units which include Ryder common stock through the Plan. Although the shares of Ryder common stock included in the Units sold to Plan participants are purchased in the open market by Fidelity Management Trust Company (the “Trustee”), the Trustee of the Plan, we are required to register the sale and issuance of these shares to Plan participants with the Securities and Exchange Commission. We recently discovered that we inadvertently exceeded the number of shares of our common stock registered with the Commission for sale and issuance to participants in the Plan.
     On May 15, 2006, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 2,500,000 shares of our common stock included in Units sold through the Plan. In addition, we are making the Rescission Offer with regard to 243,700 unregistered shares of our common stock included in the Units sold pursuant to the Plan from June 1, 2005 to May 12, 2006. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the purchase of such shares of our common stock by Plan participants. Members of our Board of Directors did not participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers who purchased Units pursuant to the Plan during the Purchase Period do not intend to participate in the Rescission Offer.
What will I receive if I accept the Rescission Offer?
     The answer to this question depends on whether you still hold the Units purchased pursuant to the Plan during the Purchase Period:
•	If you have sold such Units at a loss, we will pay you an amount equal to the excess of the amount you paid for such Units over the proceeds from the sale of the Units, plus interest at a rate of 11% per year. Interest will be paid on the amount originally paid for the Units during the period from the date of purchase of the Units until the date of the sale of the Units and on the loss realized from the sale of the Units from the date of sale through the date that payment is made by us.

•	If you currently hold such Units, we will repurchase such Units for the amount you paid for such Units, plus interest at a rate of 11% per year, from the date you purchased the Units through the date that payment is made by us. However, we will not repurchase the Units if the amount you paid for the Units, plus interest, is less than the value of the Units as of the Expiration Date, as it is not economically beneficial to you.
When and how will I receive payment for my Units if I properly accept the Rescission Offer?
     If we receive a properly completed Rescission Offer Acceptance Form from you on or before the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that any proceeds to which you are entitled will be credited to your Plan account on or before July 14, 2006.
     If you still have a 401(k) Plan account, we will credit all proceeds resulting from acceptance of the Rescission Offer to your Plan account in accordance with your current investment elections for new contributions in the Plan. If you no longer have a 401(k) Plan account, proceeds will be invested in the age-appropriate Fidelity Freedom Fund until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”
How did you determine the interest rate to use in calculating any amounts owed to me?
     Federal law does not provide a specific interest rate to be used in the Rescission Offer. Approximately sixty-five percent (65%) of the persons that may be eligible to accept the Rescission Offer reside in ten states. In the absence of a required federal rate of interest and based on the large concentration of offerees residing in these ten states, we used an interest rate of 11% which is the highest of the statutory interest rates mandated by these ten states as of the date of this prospectus. The states and the relevant statutory interest rates are as follows: California (10%), Florida (9%), Georgia (11%), Indiana (8%), Michigan (5.221%), New York (9%), Ohio (6%), Pennsylvania (6%), Tennessee (10%) and Texas (8%).
What effect do dividends paid on Ryder common stock during the Purchase Period have on the value of my Units?
     Cash dividends paid by us with respect to shares of common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Ryder Stock Fund and result in an equivalent increase in the value of the Unit.
     During the Purchase Period, we paid a cash dividend of $0.18 per share to holders of record of our common stock on February 20, 2006 and cash dividends of $0.16 per share to holders of record of our common stock on each of November 22, 2005, August 23, 2005, and May 20, 2005. We will pay a cash dividend of $0.18 per share on June 16, 2006 to shareholders of record on May 22, 2006. The amount and timing of future dividends are determined by our Board of Directors based on business considerations at the time.
Does it matter whether I purchased the Units through salary deferrals, rollover contributions, loan repayments, company contributions or fund exchanges?
     No. All purchases of Units made pursuant to the Plan during the Purchase Period will be considered when determining whether you are eligible to accept the Rescission Offer.
Am I required to accept the Rescission Offer?
     No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not it would be economically beneficial to you. Acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment with Ryder.
What considerations should I take into account in deciding whether to accept the Rescission Offer?
     The answer to this question depends on whether you still hold the Units purchased pursuant to the Plan during the Purchase Period.
     If you sold the Units, you should determine whether any of the Units were sold for less than the amount you paid for them. You may retrieve detailed information regarding your transactions in the Ryder Stock Fund during the Purchase Period as follows: go to www.netbenefits.com, go to the Saving and Retirement page, click on ‘History’ and then click on ‘Transaction History’ which allows you to enter a Custom Date Range to retrieve account activity during the Purchase Period. You can also call the Ryder Benefits Service Center directly at 1-800-373-7300, Monday through Friday between the hours of 8:30 a.m. and 8:00 p.m. (Eastern Time) to obtain account information.
     For purposes of determining whether there was a gain or loss, Units are deemed sold in the order in which they are purchased. You are not entitled to accept the Rescission Offer with respect to any Units you sold at a price equal to or greater than the price you paid for them. If any of the Units you purchased during the Purchase Period were sold at a loss, it is likely that acceptance of the Rescission Offer is economically beneficial to you. If you are not sure whether the Units were sold at a loss, you may accept the Rescission Offer by returning the Rescission Offer Acceptance Form and, if based on the terms of the Rescission Offer you are entitled to any payment, we will credit any amounts owed to you to your Plan account as described in this prospectus.
     If you currently hold Units purchased during the Purchase Period, acceptance of the Rescission Offer is not economically beneficial to you unless the value of the Units, as of the Expiration Date, is less than the amount you paid for such Units, plus interest. Our records indicate that the Units subject to the Rescission Offer were purchased at prices ranging from $11.63 per Unit to $20.33 per Unit. The value of a Unit as of May 30, 2006 was $19.50.

     In order to ensure smooth processing of the Rescission Offer, if you accept the Rescission Offer and as of the Expiration Date you hold Units in the Ryder Stock Fund, all transactions relating to the Ryder Stock Fund in your Plan account, other than contributions from salary deferrals and loan repayments, will be temporarily suspended whether or not we repurchase your Units. This temporary suspension is called a “blackout period.” As a result, if you accept the Rescission Offer you will be subject to the risk that due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds in and out of the Ryder Stock Fund to avert this result.
What is the effect of the Rescission Offer on my ability to assert claims?
     The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the Securities and Exchange Commission takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors–The Rescission Offer may not bar claims relating to our non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors–Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.”
May I accept the Rescission Offer in part?
     No. If you accept the Rescission Offer, then you must accept it for all Units that were purchased during the Purchase Period that you still hold, as well as all Units that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will only repurchase those Units that, as of the Expiration Date, have a value less than the price you paid for the Units, plus interest.
     If you do not accept the Rescission Offer in full, you will retain ownership of the Units and will not receive any payment for the Units subject to the Rescission Offer.
What will happen if I elect to accept the Rescission Offer for Units purchased during the Purchase Period that I currently hold in my account but the amount I would receive for the Units is less than the current value of the Units?
     If you submit a Rescission Offer Acceptance Form, we will not repurchase those Units for which the price per Unit that you paid, plus interest, is less than the value of a Unit as of the Expiration Date. The Units will remain in your Plan account, and except as set forth below, the Rescission Offer will not affect your ability to sell such Units.
     YOUR ACCEPTANCE OF THE RESCISSION OFFER, WHETHER OR NOT YOUR UNITS ARE ACTUALLY REPURCHASED BY US, WILL CAUSE YOUR PLAN ACCOUNT TO BE SUBJECT TO THE BLACKOUT PERIOD IMPOSED ON THE ACCOUNTS OF ALL PARTICIPANTS WHO ACCEPT THE RESCISSION OFFER WHILE WE DETERMINE WHETHER YOU ARE ELIGIBLE TO RECEIVE A PAYMENT UNDER THE TERMS OF THE RESCISSION OFFER. FOR MORE INFORMATION ABOUT THE BLACKOUT PERIOD, SEE THE CAPTION TITLED “NOTICE OF BLACKOUT PERIOD.”
When does the Rescission Offer expire?
     The Rescission Offer expires at 5:00 p.m., Eastern Time, on July 6, 2006.
What do I need to do now to accept the Rescission Offer?
     In order to accept the Rescission Offer, you must complete, sign and date the accompanying Rescission Offer Acceptance Form, included as Appendix A, and return it in the enclosed pre-addressed envelope to the following address on or before 5:00 p.m., Eastern Time, on July 6, 2006:
Ryder System, Inc. Rescission Offer
P.O. Box 1245
Westboro, MA 01581

     The Company recommends that you send the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date.
     WE MUST RECEIVE YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
What do I need to do now to reject the Rescission Offer?
     You do not need to take any action to reject the Rescission Offer.
What happens if I do not return the Rescission Offer Acceptance Form?
     If you do not return the Rescission Offer Acceptance Form on or before the Expiration Date, you will be deemed to have rejected the Rescission Offer.
     If you reject the Rescission Offer, you will not receive any payment with respect to the shares included in the Units subject to the Rescission Offer. In addition, the shares included in the Units that you now own and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an affiliate (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradeable in the public market as of the Expiration Date.
Can I change my mind after I have mailed my signed Rescission Offer Acceptance Form?
     Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time on or before the Expiration Date.
     If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form, then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number and a clear indication that you are rejecting the Rescission Offer to the attention of:
Ryder System, Inc. Rescission Offer
P.O. Box 1245
Westboro, MA 01581

     THIS NOTICE OF REJECTION MUST BE RECEIVED AT THE ABOVE ADDRESS ON OR BEFORE THE EXPIRATION DATE. OTHERWISE YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTIONS ON THE ORIGINAL RESCISSION OFFER ACCEPTANCE FORM(S).
Does the Rescission Offer effect any loan repayments I am currently making to the Plan?
     If you have an outstanding loan from the Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of the Rescission Offer.
If I accept the Rescission Offer, will access to my Plan account be “blacked out” for any period?
     Yes. If you accept the Rescission Offer, then all transactions related to the Ryder Stock Fund in your Plan account, other than contributions from salary deferrals and loan repayments, will be temporarily suspended so that we can determine if you are eligible to accept the Rescission Offer and, if so, credit your Plan account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period,” which will begin at 5:00 p.m., Eastern Time, on July 6, 2006, and will end when the proceeds from the Rescission Offer are credited to your Plan account. We currently anticipate the blackout period to end on or before July 14, 2006. You will be notified in the event that the blackout period is extended past such date. The blackout period will not affect transactions related to other investments in your Plan account. You may continue to direct such other investments in the ordinary course.
     You may call the Ryder Benefits Service Center, without charge, for information about the actual end date of the blackout period, at 1-800-373-7300 between the hours of 8:30 a.m. and 8:00 p.m. (Eastern Time), Monday through Friday. For more information about the blackout period, please see the caption titled “NOTICE OF BLACKOUT PERIOD.”
Who can help answer your questions?
     If you have questions regarding the Rescission Offer, you may call the Ryder Benefits Service Center at 1-800-373-7300, Monday through Friday between the hours of 8:30 a.m. and 8:00 p.m. (Eastern Time).

RISK FACTORS
     An investment in our common stock involves risks. You should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Cautionary Statement Regarding Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2005, including those risks identified under the caption “Risk Factors.”
The Rescission Offer may not bar claims relating to our non-compliance with securities laws and we may continue to be contingently liable for rescission or damages in an indeterminate amount.
     It is not certain that the Rescission Offer will have the effect of barring claims relating to our non-compliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our financial condition or liquidity.
Your right of rescission under federal and state law may not survive if you affirmatively reject or fail to accept the Rescission Offer.
     The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission will remain preserved. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was bona fide offered to the public.
     The Rescission Offer may also affect your right of rescission and your right to damages under state law. We believe that the sale and issuance of shares of our common stock included in the Units that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. We, however, do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock included in the Units purchased during the Purchase Period. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer. Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state disclosure requirements nor is it a waiver by us of any applicable statute of limitations or any potential defenses that we may have.
If you accept the Rescission Offer, you will not be permitted to conduct any transactions in the Ryder Stock Fund within your Plan account for a period of time following the Expiration Date.
     Since you will not be permitted to conduct any transactions with respect to Ryder common stock in your Plan account, other than contributions from salary deferrals and loan repayments, during this period, you will be subject to the risk that due to events in the securities markets, the value of your account could significantly decline during this period and you would not be able to make transfers to avert this result. In addition, any funds you receive for the sale of Units in the Rescission Offer will not be deposited into your Plan account for a period of time following the Expiration Date. These funds will be allocated to your Plan account in accordance with your current investment instructions. If your instructions include an allocation to the Ryder Stock Fund, you will be subject to the risk that the Units could increase in value prior to the reinvestment of funds in your account, resulting in a loss of value in your Plan account. See “NOTICE OF BLACKOUT PERIOD” for additional information.

THE COMPANY
     We are a global leader in transportation and supply chain management solutions. Our business is divided into three business segments: Fleet Management Solutions, which provides full service leasing, contract maintenance, contract-related maintenance and commercial rental of trucks, tractors and trailers to customers in the U.S., Canada and the U.K.; Supply Chain Solutions, which provides comprehensive supply chain consulting and lead logistics management solutions throughout North America and in Latin America, Europe and Asia; and Dedicated Contract Carriage, which provides vehicles and drivers as part of a dedicated transportation solution in North America.
     Ryder System, Inc. was incorporated in Florida in 1955. Our principal executive offices are located at 11690 NW 105th Street, Miami, Florida 33178-1103. Our telephone number is (305) 500-3726. Our website is http://www.ryder.com.

THE RESCISSION OFFER
Background and Reasons for the Rescission Offer
     The Plan is a qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. The purpose of the Plan is to provide a voluntary, systematic method for participants to save a specified percentage of the participant’s compensation for retirement and to defer federal income tax and, where allowed, state, city and county income tax, on such compensation. Fidelity Management Trust Company is the Trustee of the Plan.
     Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plan. There are currently 15 investment choices available to participants under the Plan. All contributions to the participant’s Plan account are invested in accordance with the participant’s investment elections.
     One of the investment choices in the Plan is the Ryder Stock Fund, which gives participants the opportunity to invest amounts deposited in their Plan account in Ryder common stock. A participant’s investment in the Ryder Stock Fund is measured in Units. Each Unit represents shares of our common stock plus a varying amount of short-term liquid investments. To effectuate purchases and sales of Units, the Trustee will from time to time purchase and sell our common stock in the open market at market prices.
     We are required to register the sale and issuance of shares of Ryder common stock to Plan participants through the Plan. We recently discovered that we inadvertently exceeded the number of shares of our common stock registered with the Commission for offer and sale to participants in the Plan. On May 15, 2006, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 2,500,000 shares of our common stock included in Units sold through the Plan.
     We are making this Rescission Offer with regard to 243,700 unregistered shares of our common stock included in the Units sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of noncompliance with applicable federal registration requirements in connection with the purchase of such shares of our common stock by Plan participants. Members of our Board of Directors did not participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers who purchased Units pursuant to the Plan during the Purchase Period do not intend to participate in the Rescission Offer.
Effect of the Rescission Offer
     If you reject, or fail to accept in full, the Rescission Offer by the Expiration Date (or, if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus), you will retain ownership of the Units and will not receive any payment for the Units subject to the Rescission Offer. In addition, the shares of common stock included in the Units that you now own that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus and, unless you are deemed to be an “affiliate” (as defined in Rule 144 under the Securities Act) of us, such shares will be freely tradable in the public market as of the Expiration Date. Those shares owned by our affiliates will be subject to the restrictions on resale provided in Rule 144 under the Securities Act.
     We believe that your acceptance of the Rescission Offer will, under general theories of estoppel, preclude you from later seeking similar relief. For federal securities law purposes, nonacceptance of the Rescission Offer may not terminate your right to bring a civil action against us for failure to register the shares under the Securities Act before expiration of the applicable statute of limitations. The staff of the Commission takes the position that a person’s federal right of rescission may survive a rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief. Generally, the federal statute of limitations for enforcement of such statutory rights by a stockholder is one year commencing on the date of the sale of common stock sold in violation of the federal registration requirements, but in no event later than three years after the common stock was bona fide offered to the public.

     The above discussion relates primarily to your potential rescission rights and does not address in detail the antifraud provisions of applicable securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of shares of our common stock included in the Units that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. We, however, do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state law, acceptance or rejection of the Rescission Offer may preclude you from maintaining an action against us in connection with the shares of our common stock included in the Units purchased during the Purchase Period. You may wish to consult with an attorney regarding all of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.
Terms of the Rescission Offer
     If you purchased Units through the Plan during the Purchase Period and have already sold such Units at a loss, you may accept the Rescission Offer, in which case you will receive an amount equal to the amount you paid for the Units less the proceeds of the sale of the Units, plus interest at a rate of 11% per year. Interest will be paid on the amount originally paid for the Units from the date you purchased the Units until the date you sold the Units. Interest will also be paid on the loss realized from the date of sale of the Units through the date that payment is made by us.
     If you currently hold Units purchased through the Plan during the Purchase Period, you may accept the Rescission Offer, in which case the Trustee will sell the shares included in the Units and credit your Plan account with the amount you paid for the Units, plus interest at a rate of 11% per year for the period from the date you purchased the Units to the date payment is made by us. However, we will not repurchase any Unit if the price you paid for the Unit plus interest is less than the value of the Unit as of the Expiration Date, as it is not economically beneficial to you.
     Units are deemed sold in the order in which you purchased them. In order to determine which Units are eligible for repurchase and which, if any, Units were sold at a loss, all Units acquired on your behalf pursuant to the Plan during the Purchase Period will be matched against all sales of Units during or after the Purchase Period by matching the first Unit acquired with the first Unit sold.
     Federal law does not provide a specific interest rate to be used in the Rescission Offer. Approximately sixty-five percent (65%) of the persons that may be eligible to accept the Rescission Offer reside in ten states. In the absence of a required federal rate of interest and based on the large concentration of offerees residing in these ten states, we used an interest rate of 11% which is the highest of the statutory interest rates mandated by these ten states as of the date of this prospectus. The states and the relevant statutory interest rates are as follows: California (10%), Florida (9%), Georgia (11%), Indiana (8%), Michigan (5.221%), New York (9%), Ohio (6%), Pennsylvania (6%), Tennessee (10%) and Texas (8%).
     During the Purchase Period, we paid a cash dividend of $0.18 per share to holders of record of our common stock on February 20, 2006 and cash dividends of $0.16 per share to holders of record of our common stock on each of November 22, 2005, August 23, 2005, and May 20, 2005. We will pay a cash dividend of $0.18 per share on June 16, 2006 to shareholders of record on May 22, 2006. The amount and timing of future dividends are determined by our Board of Directors based on business considerations at the time. Cash dividends paid by us with respect to shares of common stock included in the Units purchased through the Plan during the Purchase Period are credited to the Ryder Stock Fund and result in an equivalent increase in the value of the Unit.
     The Rescission Offer will expire at 5:00 p.m., Eastern Time, on July 6, 2006.

     If we receive a properly completed Rescission Offer Acceptance Form from you on or before the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account on or before July 14, 2006.
     If you still have a Plan account, we will credit all proceeds resulting from acceptance of the Rescission Offer to your Plan account in accordance with your current investment elections for new contributions in the Plan. If you no longer have a Plan account, proceeds will be invested in the age-appropriate Fidelity Freedom Fund until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement account in a direct rollover. Payment of proceeds directly to you may result in adverse tax consequences. See “Material U.S. Federal Income Tax Considerations.”
     As of May 30, 2006, the closing sale price of our common stock (as reported on the New York Stock Exchange) was $ 53.08 per share. The value of a Unit on such date was $19.50.
How to Accept or Reject the Rescission Offer
YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.
     How to accept the Rescission Offer
     Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Units purchased during the Purchase Period at a loss, or if you currently hold Units purchased during the Purchase Period and the value of a Unit on the Expiration Date is less than the price you paid for the Unit during the Purchase Period, plus interest.
     In the event you elect to accept the Rescission Offer, you must complete the “Rescission Offer Acceptance Form” and return it to the attention of Ryder System, Inc. Rescission Offer, P.O. Box 1245, Westboro, MA 01581 in the enclosed pre-addressed envelope.
     We must receive your properly completed Rescission Offer Acceptance Form on or before the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. We will, in our sole discretion, determine whether your Rescission Offer Acceptance Form has been properly completed and whether you are eligible to accept the Rescission Offer.
     How to reject the Rescission Offer
     You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having submitted the Rescission Offer Acceptance Form then you may reject the Rescission Offer by sending a notice that includes your name, signature, address, social security number or taxpayer identification number and a clear indication that you are rejecting the Rescission Offer to the attention of Ryder System, Inc. Rescission Offer, P.O. Box 1245, Westboro, MA 01581. We must receive this notice of rejection on or before the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your original Rescission Offer Acceptance Form(s).
     IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF THE RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE (OR ONLY ACCEPT THE RESCISSION OFFER IN PART), YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES INCLUDED IN THE UNITS UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES AND THREE YEARS FROM THE DATE SUCH SHARES WERE BONA FIDE OFFERED TO THE PUBLIC.

Accounting for the Rescission Offer
     We intend to account for the Rescission Offer by recording the fair market value of the shares of our common stock included in the Units purchased by us as a charge to additional paid-in-capital based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such Units, and any amounts paid by us with respect to shares of our common stock included in the Units that were sold at a loss, will be recorded as salaries and employee-related costs in our consolidated statement of earnings.
Funding the Rescission Offer
     We have sufficient funds available to pay for the purchase of any shares of common stock included in the Units that may be tendered to us as a result of the Rescission Offer.
Questions about the Rescission Offer
     If you have questions about the Rescission Offer, you may call the Ryder Benefits Service Center, at 1-800-373-7300, Monday through Friday, between 8:30 a.m. and 8:00 p.m. Eastern Time.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
     The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This discussion is based on current law. The following discussion is not exhaustive of all possible tax consequences. It does not give a detailed discussion of any state, local or foreign tax consequences, nor does it discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances and only applies if you are an individual citizen or resident of the United States.
     You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign and other tax consequences and the potential changes in applicable tax laws.
     Your acceptance or rejection of the Rescission Offer, or the sale of the Units comprised of our common stock and short-term liquid investments to us pursuant to the Rescission Offer or the receipt of the specified payment if you had previously sold your Units at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. All funds paid by us as a result of the Rescission Offer will be credited to your Plan account and will be invested in accordance with your current investment elections in the Plan. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer will generally be taxable as ordinary income. An additional ten percent income tax may be imposed in cases of early withdrawal.
     If you have directed and caused a full distribution from the Plan and no longer have an individual account in the Plan, any amounts paid in respect of the Rescission Offer will be invested in the age-appropriate Fidelity Freedom Fund for you under the Plan until you instruct the Trustee to distribute the proceeds to you, or into an individual retirement account or other qualified retirement plan in a direct rollover. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution will generally be taxable as ordinary income to you as described above. An additional ten percent income tax may be imposed depending on your age.
USE OF PROCEEDS
     We will receive no proceeds from the Rescission Offer.

NOTICE OF BLACKOUT PERIOD
     This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Plan of a “blackout period” during which their right to direct or diversify certain investments may be temporarily suspended if they accept the Rescission Offer.
     If you accept the Rescission Offer and on the Expiration Date you hold Units in the Ryder Stock Fund in your Plan account, all transactions related to the Ryder Stock Fund in your Plan account, other than contributions from salary deferrals and loan repayments, will be temporarily suspended. The temporary suspension is called a “blackout period.” The blackout period will begin at 5:00 p.m., Eastern Time, on July 6, 2006 and will end on the date that the proceeds for the Rescission Offer are credited to your Plan account, which we expect to be on or before July 14, 2006. You will be notified in the event that the blackout period is extended past July 14, 2006.
     The blackout period is required to ensure smooth processing of the Rescission Offer. During the blackout period, the Trustee will not permit any transactions related to the Ryder Stock Fund in your Plan account. This means:
•	certain requests for loans and distributions (including hardship distributions) will be delayed until after the blackout period ends; and

•	requests to sell or exchange Units made during the blackout period will need to be remade following the blackout period.
     It is very important that you review and consider the appropriateness of your current investments in light of your inability to sell Units during the blackout period. You should also consider making any changes you feel appropriate to your automatic contributions from salary deferrals or loan repayments in advance of the blackout period as you will not be permitted to sell or exchange Units purchased through such salary deferrals or loan repayments during the blackout period. For your long term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all our assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Units from your Plan account during the blackout period.
     If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact the Ryder Benefits Service Center at 1-800-373-7300. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.
     For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Plan Summary Plan Description. To obtain a copy of the Plan Summary Plan Description, contact our Ryder Benefits Service Center at 1-800-373-7300.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document previously filed by us at the Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings with the Commission are also available to the public on the Commission’s Internet website at http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on February 17, 2006;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed with the Commission on April 27, 2006;

•	Our Current Reports on Form 8-K, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, filed with the Commission on February 15, 2006, February 21, 2006, February 22, 2006 and May 15, 2006;

•	Description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 10, 1971; and

•	All subsequent documents filed by us after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, other than any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by Commission rules and regulations.
     Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus and registration statement. While any securities described herein remain outstanding, we will make available at no cost, upon written or oral request, to any beneficial owner and any prospective purchaser of securities described herein, any of the documents incorporated by reference in this prospectus and registration statement by writing to us at the following address or telephoning us at (305) 500-3726.
Investor Relations
Ryder System, Inc.
11690 NW 105th Street
Miami, Florida 33178-1103
     In addition, we make available free of charge through the Investor Relations page on our website at http://www.ryder.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Other than the information expressly incorporated by reference into this prospectus, information on, or accessible through, our website is not a part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.
     Exhibits to an incorporated document will not be provided unless the exhibit is specifically incorporated by reference into this prospectus.
LEGAL MATTERS
     Unless otherwise specified in this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Flora R. Perez, Esq., Assistant General Counsel of our company.
EXPERTS
     The consolidated financial statements of Ryder System, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, the related consolidated financial statement schedule and management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal control over financial reporting, as of December 31, 2005, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2005 financial statements refers to a change in method of accounting for conditional asset retirement obligations in 2005, and method of accounting for variable interest entities and method of accounting for asset retirement obligations in 2003.

APPENDIX A
RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM AND ENSURE ITS RECEIPT BY 5:00 P.M., EASTERN TIME, ON JULY 6, 2006 (THE “EXPIRATION DATE”), PURSUANT TO THE INSTRUCTIONS BELOW.

Ladies and Gentlemen:
     The undersigned acknowledges receipt of a prospectus dated May 31, 2006 (the “Prospectus”), of Ryder System, Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of common stock of the Company included in units (the “Units”) in the Ryder System, Inc. Common Stock Fund (the “Ryder Stock Fund”) purchased by the undersigned between June 1, 2005 and May 12, 2006 (the “Purchase Period”). The Ryder Stock Fund is an investment alternative under the Ryder System, Inc. 401(k) Savings Plan (the “401(k) Plan”), and Fidelity Management Trust Company (the “Trustee”) is the Trustee of the 401(k) Plan. A participant’s investment in our common stock through the 401(k) Plan is measured in Units. Each Unit represents shares of common stock of the Company plus a varying amount of short-term liquid investments.
     Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for shares of common stock of the Company included in the Units purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned still holds such Units, the undersigned directs the Trustee to sell the shares included in the Units held in the undersigned’s 401(k) Plan account that are being repurchased effective as of the Expiration Date. The undersigned directs the Trustee to credit all proceeds pursuant to the Rescission Offer to the undersigned’s 401(k) Plan account for investment or distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she will not be eligible to accept the Rescission Offer if, by accepting the Rescission Offer, the undersigned would receive an amount per Unit that is less than the value per Unit on the Expiration Date.
     If the undersigned is a current participant in the 401(k) Plan, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in accordance with the undersigned’s current investment elections for new contributions in the 401(k) Plan. The undersigned further acknowledges that activity in the undersigned’s 401(k) Plan account related to the Ryder Stock Fund, other than contributions from salary deferrals and loan repayments, will be temporarily suspended during the blackout period that begins at 5:00 p.m., Eastern Time, on July 6, 2006 and ends on the date that the proceeds of the Rescission Offer are credited to the undersigned’s 401(k) Plan account, which we expect to be on or before July 14, 2006. You will be notified in the event that the blackout period is extended past July 14, 2006.
     If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the 401(k) Plan and no longer holds an individual account in the 401(k) Plan, proceeds will be invested in the age-appropriate Fidelity Freedom Fund until the undersigned instructs the Trustee to distribute the proceeds to the undersigned, or into an individual retirement account or other qualified retirement account in a direct rollover.
The undersigned acknowledges that if payments pursuant to the Rescission Offer are not rolled over into an individual retirement account or a qualified retirement plan, and the undersigned receives a distribution from the 401(k) Plan, such distribution will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax may be imposed on such distribution depending on the undersigned’s age.

Name (please print)	Signature

Street Address	Date:

City, State and Zip Code of Residence	Social Security Number or
Taxpayer Identification Number

Telephone Number

A-1

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM
1. Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:
     A. Sign the Rescission Offer Acceptance Form and complete the name, address, date, and Social Security Number or Taxpayer Identification Number information above; and
     B. Mail or return the Rescission Offer Acceptance Form in the enclosed pre-addressed envelope for receipt before 5:00 p.m., Eastern Time, on July 6, 2006 to:
Ryder System, Inc. Rescission Offer
P.O. Box 1245
Westboro, MA 01581
The Company recommends that you send the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date.
2. Questions: All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by the Company, which determination shall be final and binding. All questions regarding the Rescission Offer can be directed to the Ryder Benefits Service Center at 1-800-373-7300, Monday through Friday between the hours of 8:30 a.m. and 8:00 p.m. Eastern Time.

A-2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.*
     The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the Rescission Offer.

Commission registration fee	$1,447.99
NYSE listing fees	—
Accounting fees and expenses	30,000
Printing and mailing fees	15,000
Legal fees and expenses	75,000
Miscellaneous	—

Total	$121,447.99

*	All amounts are estimates, except the registration fee.
Item 15. Indemnification of Directors and Officers.
     Under Section 607.0831 of the Florida Business Corporation Act (the “FBCA”), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management or policy unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.
     Under Section 607.0850 of the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.
     In addition, under Section 607.0850 of the FBCA, a corporation has the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     Under Section 607.0850 of the FBCA, the indemnification and advancement of expenses provided pursuant to Section 607.0850 of the FBCA are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions of Section 607.0834 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
     Article VIII of the Company’s Restated Articles of Incorporation provides that the Company has the power to indemnify its directors, officers, and other employees to the fullest extent permitted by law. Article XII of the Company’s By-Laws further provides that the Company shall indemnify to the fullest extent permitted by current or future legislation or current or future judicial or administrative decisions (to the extent such future legislation or decisions permit the Company to provide broader indemnification rights than permitted prior to such legislation or decisions), each person who is a party or witness to any proceeding (whether civil, criminal, administrative or investigative) against any liability (including any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys fees) by reason of the fact that such indemnified person is or was a director, officer or employee of the Company, or is or was an agent as to whom the Company has agreed to grant such indemnification, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving as an agent of such corporation, partnership, joint venture, trust or other enterprise.
     The Company maintains a directors and officers liability insurance policy which, within the limits and subject to the limitations of the policy, insures the directors and officers of the Company against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been directors or officers of the Company. The coverage extends to wrongful acts such as breach of duty and negligence, but does not extend to acts proven to be dishonest. The Company pays the premiums for this policy.

Item 16. Exhibits.

Exhibit
Number	Description of Exhibit
4.1
The Ryder System, Inc. Restated Articles of Incorporation, dated November 8, 1985, as amended through May 18, 1990, previously filed with the Commission as an exhibit to Ryder’s Annual Report on Form 10-K for the year ended December 31, 1990, are incorporated by reference into this registration statement.

4.2
Articles of Amendment to Ryder System, Inc. Restated Articles of Incorporation, dated November 8, 1985, as amended, previously filed with the Commission on April 3, 1996 as an exhibit to Ryder’s Form 8-A are incorporated by reference into this registration statement.

4.3
The Ryder System, Inc. By-Laws, as amended through February 16, 2001, previously filed with the Commission as an exhibit to Ryder’s Annual Report on Form 10-K for the year ended December 31, 2000, are incorporated by reference into this registration statement.

5.1	Opinion of Flora R. Perez as to legality (including consent)*

23.1	Consent of Flora R. Perez (see Exhibit 5.1 above)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney*

99.1	Form of letter to Rescission Offer recipients*

*	Filed herewith

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registration relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.
     (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on May 31, 2006.

RYDER SYSTEM, INC.

By:	/s/ Gregory T. Swienton

Name:	Gregory T. Swienton
Title:	Chairman and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gregory T. Swienton Gregory T. Swienton	Chairman and Chief Executive Officer (Principal Executive Officer)	May 31, 2006

/s/ Mark T. Jamieson Mark T. Jamieson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2006

/s/ Art A. Garcia Art A. Garcia	Senior Vice President and Controller (Principal Accounting Officer)	May 31, 2006

* John M. Berra	Director	May 31, 2006

* David I. Fuente	Director	May 31, 2006

* L. Patrick Hassey	Director	May 31, 2006

* Lynn M. Martin	Director	May 31, 2006

* Daniel H. Mudd	Director	May 31, 2006

* Eugene A. Renna	Director	May 31, 2006

* Abbie J. Smith	Director	May 31, 2006

* E. Follin Smith	Director	May 31, 2006

SIGNATURE	TITLE	DATE

* Hansel E. Tookes, II	Director	May 31, 2006

* Christine A. Varney	Director	May 31, 2006

/s/ Flora R. Perez Flora R. Perez Attorney-in-Fact		May 31, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
5.1	Opinion of Flora R. Perez as to legality (including consent)

23.1	Consent of Flora R. Perez (see Exhibit 5.1 above)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney

99.1	Form of letter to Rescission Offer recipients